U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

FLORIDA	98-0222013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3233 GRAND AVENUE, SUITE N-353 CHINO HILLS, CALIFORNIA	91709-1489
(Address of principal executive offices)	(Zip Code)

(866) 815-3951
(Issuer's telephone number)

ITEM  2.01 – ACQUISITION OR DISPOSITION OF ASSETS.

On July 23, 2007, the Board of Directors of Entech Environmental Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), a copy of which is attached as Exhibit 2.1 herein.

The terms of the Agreement provides that Burr Northrop, shall purchase and Assets (as defined in the Agreement) of H.B. Covey, Inc., a California corporation and a wholly owned subsidiary of the Company. Pursuant to the conditions of the Agreement, Mr. Northrop will assume all the liabilities of H.B. Covey, Inc., cancel  1,500,000 shares of Company common stock held by Mr. Northrop (plus an indeterminate number of shares to settle pending litigation with Bret Covey), and pay consideration of one hundred thousand dollars ($100,000.).  I addition, the Agreement requires the completion of other matters listed in Section 2.2 and 2.3 of the Agreement. In addition, Mr. Northrop has submitted his resignation as a Director of the Company. Mr. Northrop will remain as Chief Financial Officer and Chief Executive Officer until the earlier of (i) a replacement is found or (ii) six months following the execution of the Agreement.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on July 11, 2007, Burr Northrop submitted his resignation as a Director of Entech Environmental Technologies, Inc.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits	Description
2.1	Asset Purchase Agreement between Entech Environmental technologies, Inc, and Burr Northrop, dated July 11, 2007 (executed July 13, 2007)

  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

Date: July 24, 2007	By:	/s/ Terence F. Leong
Terence F. Leong,
Sole Director

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Asset Purchase Agreement between Entech Environmental technologies, Inc, and Burr Northrop, dated July 11, 2007 (executed July 13, 2007 and ratified July 23, 2007)